UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: October 16, 2007


                            TONGA CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



      Colorado                       000-50619             84-1069035
-------------------------------   ----------------------  ----------------
(State or other jurisdiction of   (Commission File        IRS Employer
 incorporation)                   Number)                 Identification Number)


              2600 S. Shore Blvd, Suite 100, League City, TX 77573
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (281) 334-5161
                                 --------------
               Registrant's telephone number, including area code


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS:  ELECTION OF DIRECTORS:
APPOINTMENT OF PRINCIPAL OFFICERS.

Mr.  Barent W. Cater  resigned as the Chief  Executive  Officer and President of

Tonga Capital Corporation (the Company), effective immediately. In connection with his resignation, Mr. Cater and the Company entered into a Separation Agreement, dated October 16, 2007 attached as an Exhibit to this filing. Mr. Cater, in accordance with the Separation Agreement will receive cash of $72,095, as payment in full on a $55,923 promissory note hold by him. The promissory note had accrued interest of $1,172 at the date of payment. In addition, Mr. Cater will receive $15,000 as reimbursement of legal expense incurred by Mr. Cater in connection with his employment agreement.

The Board of Directors of the Company has not identified a candidate for the position, at this time.



                            SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

As part of the Separation  Agreement  referenced above,  options exercisable for
1.5 million shares of Company stock with an exercise price of $1.00 per share and expiration date of April 15, 2012 held by Mr. Barent W. Cater, a former officer and director of the Company, were vested in full, effective immediately.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

a)       Financial Statements - Not Applicable
b)       Pro Forma Financial Statements - Not Applicable
c)       Exhibits - 10.1 Separation Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        TONGA CAPITAL CORPORATION



                                        By:     /s/ Stuart C. Cater
                                                -------------------
                                                    Stuart C. Cater, Chief
                                                    Financial Officer


Date: October 17, 2007